UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) February 14, 2005

                 NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO
            (Exact name of Registrant as specified in its charter)


            Maryland                  0-14458                 52-1365317
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01   Other Events

National Housing Partnership Realty Fund Two (the "Registrant") owns a 94.5% limited partnership interest (98% with respect to allocation of losses) in San Juan del Centro Limited Partnership ("San Juan"). On February 14, 2005, San Juan entered into a contract with an affiliate of the Registrant (the "Purchaser") to sell its investment property (the "Property") to the Purchaser for $7,000,000. The purchase price equals the Property's recent appraised value (based on market rents and an absence of low income housing restrictions) determined by an independent third party appraiser. The Registrant estimates that after San Juan repays the mortgage encumbering the Property, its deferred acquisition note, and other liabilities, distributable proceeds will be approximately $2,000,000. The Registrant's anticipated share of such distributable proceeds would be approximately $1,890,000. The foregoing are estimates, and there can be no assurance that these estimates will prove accurate.

San Juan's deferred acquisition note matured on December 20, 1999, and San Juan was unable to repay it. The holder of the deferred acquisition note subsequently commenced its exercise of remedies by filing suit. On June 28, 2002, an affiliate of the Registrant acquired the deferred acquisition note from a successor to its original holder for $2,600,000 in cash in order, among other things to forestall the exercise of remedies by the holder of the deferred acquisition note.

The Purchaser intends to finance the acquisition and renovations of the Property by, among other things, consummating a syndication of acquisition and rehabilitation Federal Low-Income Housing Tax Credits ("Federal LIHTC") relating to the Property. Affiliates of the Registrant will receive substantial benefits, including without limitation developer fees, property management fees and syndication fees, from any Federal LIHTC syndication. The Property must be sold in order for the Property to qualify for acquisition tax credits. Although San Juan would be eligible to apply for a smaller amount of rehabilitation tax credits if it did not sell the Property, allocations for these tax credits are limited and competitive, and there can be no assurance that San Juan would receive a tax credit allocation or that any allocations would be sufficiently large to structure or consummate a viable tax credit syndication.

Given, among other things, changing economic conditions, the predication of these transactions on the Property's receipt of annual tax credit allocations, that these transactions involve the issuance of other financing which can not be assured, the uncertainty of executing a Federal LIHTC syndication relating to the Property, and other uncertainties, there can be no assurance that all or any of these transactions will occur on these terms, on different terms, or at all.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO


                                By: The National Housing Partnership
                                    Its sole General Partner

                                By: National Corporation for Housing
                                    Partnerships, its sole General Partner

                                By: /s/David R. Robertson
                                    David R. Robertson
                                    President and Chief Executive Officer


                              Date: March 30, 2005